                                                                  EXHIBIT 6.11.2

                     FOURTH AMENDMENT TO OPTION AGREEMENT
                     ------------------------------------

     THIS FOURTH AMENDMENT TO OPTION AGREEMENT (this "Amendment"), made as of
                                                      ---------
this 26th day of January, 1999, by and between MEADOWS PRESERVATION, INC., a Florida corporation ("Seller"), and BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP,
                      ------
a Delaware limited partnership ("Purchaser").
                                 ---------

                                  WITNESSETH:

     WHEREAS, Meadows Preservation, Inc., a Florida corporation ("MPI-1"), and
                                                                  -----
Purchaser entered into that certain Option Agreement dated as of December 18, 1997, as amended by that certain Amendment to Option Agreement dated as of March 30, 1998, by that certain Second Amendment to Option Agreement dated as of August 19, 1998, and by that certain Third Amendment to Option Agreement dated as of December 14, 1998 (collectively, the "Option Agreement"), whereby MPI-1
                                            ----------------
granted to Purchaser, on the terms and conditions set forth in the Option Agreement, the exclusive option to purchase (the "Option") all that parcel of
                                                  ------
real estate located at the northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as "The Meadows Mobile Home Park", which is more particularly described on Exhibit A attached
                                                           ---------
hereto, together with all improvements thereon;

     WHEREAS, pursuant to the Option Agreement, the Option may be exercised at any time during the period commencing on March 1, 1999 and ending at 5:30 p.m. on March 31, 1999; and

     WHEREAS, Seller, the successor by mergers to MPI-1, and Purchaser have agreed to extend the period during which the Option may be exercised by Purchaser, as hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, made one to another, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   The Option Agreement is hereby amended as follows:

          (a) Section 3(a) of the Option Agreement is deleted in its entirety
              ------------
and replaced with the following new Section 3(a):
                                    ------------

          "3(a) The Option may be exercised by notice in writing from Purchaser to Seller at any time during the period commencing on May 1, 1999 and ending at 5:30 p.m. on May 31, 1999."

          (b) The date "March 1, 1999" shall be deleted wherever it appears in
Section 3(b) and 4 of the Option Agreement and replaced with the date "May 1,
------------------
1999".

     2. Except as specifically modified by this Amendment, all of the remaining terms of the Option Agreement shall continue in full force and effect.

     3. This Amendment shall be construed and enforced in accordance with the laws of the State of Florida.

     4. This Amendment may be executed in two or more counterpart copies, each of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above set forth.

                              PURCHASER:

                              BLUE RIBBON COMMUNITIES LIMITED
                              PARTNERSHIP, a Delaware limited partnership
WITNESS:
                              By:  MHC-QRS Blue Ribbon Communities, Inc.,
/s/                           a Delaware corporation, General Partner
--------------------

/s/                                By: /s/ David W. Fell
--------------------               Name: David W. Fell
                                   Title:Vice President/Assoc. General Counsel

                              SELLER:

WITNESS:                      MEADOWS PRESERVATION, INC., a Florida
                              corporation
/s/
--------------------          By: /s/ Richard McCann
                              Name: Richard McCann
                              Title:President
/s/
--------------------

                                  EXHIBIT "A"

PARCEL 1
--------

From the center of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida; thence N.0 degrees 30'10"E. along the North-South quarter line of the said Section 5 a distance of 275 feet to the point of beginning; thence continue N. 0 degrees 30'10"E. Along the said North-South quarter line a distance of 1050.85 feet to a point, thence S.89 degrees 51'42"W. a distance of 1323.60 feet to a point; thence S.0 degrees 47'20"W. a distance of 1252.40 feet to a point in the Northerly right-of-way line of PGA Boulevard, as now laid out and in use; thence S.89 degrees 07'28"E. along said northerly right-of-way line a distance of 789.81 feet to a point; thence N.0 degrees 30'10 E. a distance of 225 feet to a point; thence S.89 degrees 07' 28"E. a distance of 540 feet to the point of beginning.

PARCEL 2
--------

The South 6360 feet of the North one-half of the Southwest quarter of the Northwest quarter, of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.

TOGETHER WITH:

The North ten feet of the South 646 Feet of the North half of the Southwest quarter of the Northwest quarter; and, the North ten feet of the South half of the Southwest quarter of the Northwest quarter; Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.